UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 14, 2006
Idera Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-31918	04-3072298

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

345 Vassar Street, Cambridge, Massachusetts	02139

(Address of Principal Executive Offices)	Zip Code)
Registrant’s telephone number, including area code: (617) 679-5500

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     On December 14, 2006, the Board of Directors of Idera Pharmaceuticals, Inc. (the “Company”) approved, as set forth in the table below:
•	New base salaries for the Company’s executive officers;

•	The payment of cash bonus awards to the Company’s executive officers; and

•	The grant of options to purchase shares of common stock of the Company to the Company’s executive officers.

	2007 Salary	2006 Bonus	Stock Options
Sudhir Agrawal Chief Executive Officer, Chief Scientific Officer and Director	$463,000	$450,000	125,000
Robert W. Karr President and Director	$390,000	$250,000	125,000
Robert G. Andersen Chief Financial Officer and Vice President of Operations	$326,000	$70,000	30,000
Timothy Sullivan Vice President, Development Programs	$253,800	$50,000	20,000
     Each of the options to purchase shares of the Company’s common stock (1) was granted pursuant to the Company’s 2005 Stock Incentive Plan, (2) has an exercise price of $5.10 per share and (3) vests in equal quarterly installments over four years.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDERA PHARMACEUTICALS, INC.
Date: December 20, 2006	By:	/s/ Sudhir Agrawal
Sudhir Agrawal
Chief Executive Officer